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                                                                    EXHIBIT 99.3

To whom it may concern:

     The undersigned, Paul W. Whetsell, hereby consents to being named as a designee to be elected as a director of FelCor Lodging Trust Incorporated in the Registration statement on Form S-4 of FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership filed on June 7, 2001, all prospectuses related thereto and all subsequent amendments thereto.

                                                       Yours Sincerely,

                                                       /s/ Paul W. Whetsell
                                                       ----------------------
                                                       Paul W. Whetsell